UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 10, 2008
LHC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices, including Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On March 10, 2008, the Company adopted a stockholder rights plan. The stockholder rights plan is embodied in the Stockholder Protection Rights Agreement dated as of March 10, 2008 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), which is attached hereto as Exhibit 4.1. For a description of the material terms of the Rights Agreement and the rights to be issued pursuant thereto, please refer to Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.
     On March 10, 2008, the Board of Directors of the Company declared a distribution of one right (a “Right”) for each outstanding share of the Company’s Common Stock, par value $0.01 per share (the “ Common Stock ”), to stockholders of record at the close of business on March 10, 2008, and for each share of Common Stock issued (including shares distributed from treasury) by the Company thereafter and prior to the Separation Time (as described below). Following the Separation Time, each Right will entitle the registered holder to purchase from the Company one ten-thousandth (1/10,000th) of a share (a “Unit” ) of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “ Preferred Stock ”), at a purchase price of $60.00 per Unit (the “Exercise Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement to be entered into in substantially the form attached hereto as Exhibit 4.1.
Separation Time
     Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and the Separation Time will occur upon the earlier of (i) ten business days (unless otherwise accelerated or delayed by the Board) following public announcement by the Company that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 20% or more of the then-outstanding shares of Common Stock, or (ii) ten business days (unless otherwise delayed by the Board) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the then-outstanding shares of Common Stock. An Acquiring Person does not include (a) any person who is a beneficial owner of 20% or more of the Common Stock on March 10, 2008 (the date of adoption of the Rights Agreement), unless, subject to certain exceptions, such person or group shall thereafter acquire beneficial ownership of any additional Common Stock and fails to reduce its beneficial ownership of Common Stock to previous levels, (b) a person who acquires beneficial ownership of 20% or more of the Common Stock without any intention to effect control of the Company and who thereafter promptly divests sufficient shares so that such person ceases to be the beneficial owner of 20% or more of the Common Stock, or (c) any person who is or becomes a beneficial owner of 20% or more of the Common Stock as the result of an option granted by the Company in connection with an agreement to acquire or merge with the Company prior to a Flip-in Date (as described below). In addition, the Company, any wholly owned subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a wholly owned subsidiary of the Company shall not be an Acquiring Person.

Transfer of Rights and Certificates
     Until the Separation Time, (i) the Rights will be evidenced by Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after March 10, 2008 (including shares distributed from treasury) will bear a legend incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing outstanding Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
     Promptly after the Separation Time, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the date when the Separation Time occurs (other than holders of Rights that are or were beneficially owned by an Acquiring Person or an affiliate or associate thereof or by any transferee of any of the foregoing, which Rights shall be void) and, thereafter, the separate Rights Certificates alone will represent the Rights.
Exercise Period
     The Rights are not exercisable until the Separation Time and will expire at the close of business on March 10, 2011, unless earlier exchanged, redeemed or terminated by the Company as described below (the “Expiration Time”).
Exercise of Rights for Common Stock
     If a Flip-In Date occurs (i.e., the close of business ten business days following a public announcement by the Company that a person has become an Acquiring Person), and if the Company has not redeemed or terminated the Rights as described below, then a Right entitles the holder thereof to acquire shares of Common Stock (rather than Preferred Stock) having a value equal to twice the Right’s Exercise Price. Instead of issuing shares of Common Stock upon exercise of a Right following a Flip-In Date, the Company may substitute therefor shares of Preferred Stock at a ratio of one ten-thousandth (1/10,000th) of a share of Preferred Stock for each share of Common Stock so issuable. In the event there are not sufficient treasury shares or authorized but unissued shares of Common Stock or Preferred Stock to permit exercise in full of the Rights, the Company may substitute cash, debt or equity securities or other assets (or any combination of the above). In addition, the Board of Directors of Company may, after a Flip-In Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the Common Stock, elect to exchange all outstanding Rights (other than Rights that have become void) for shares of Common Stock at an exchange ratio (subject to adjustment) of one share of Common Stock per Right. Notwithstanding any of the foregoing, Rights that are, or (under certain circumstances set forth in the Rights Agreement) were, beneficially owned by any person on or after the date such person becomes an Acquiring Person will be null and void.
     Following the Flip-In Date, if the Company’s Board of Directors is controlled by an Acquiring Person, then the Company shall not enter into an agreement with respect to, consummate or permit to occur any (i) consolidation, merger or share exchange if either the Acquiring Person (or an affiliate or associate of the Acquiring Person) is a party to the transaction or the terms of the transaction are not the same for the Acquiring Person as for the other holders of Common Stock or (ii) sale or transfer of a majority of the Company’s assets, unless, in each case, the Company enters into an agreement for the benefit of the holders of the Rights (other than Rights that have become void) providing that upon consummation of such transaction each Right (other than Rights that have become void) shall constitute the right to purchase stock in the acquiring entity having a value equal to twice the Exercise Price of the Rights.

Adjustments
     The exercise price payable and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution in the event of a stock dividend, stock split or reverse stock split, or other recapitalization which would change the number of shares of Common Stock outstanding.
     If prior to the Separation Time, the Company distributes securities or assets in exchange for Common Stock (other than regular cash dividends or a dividend paid solely in Common Stock) whether by dividend, reclassification, or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and otherwise as the Board of Directors deems appropriate.
Redemption of Rights
     At any time prior to 5:00 p.m., Boston, Massachusetts time, on the earlier of (i) the Flip-In Date or (ii) the Expiration Time, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). In addition, if a Qualified Offer (as described below) is made, the record holders of 20% of the outstanding shares of Common Stock may direct the Board of Directors to call a special meeting of stockholders to consider a resolution authorizing a redemption of all Rights. If the special meeting is not held within 90 business days of being called or if, at the special meeting, the holders of a majority of the shares of Common Stock outstanding (other than shares held by the offeror and its affiliated and associated persons) vote in favor of the redemption of the Rights, then the Board will redeem the Rights or take such other action as may be necessary to prevent the Rights from interfering with the consummation of the Qualified Offer.
     A Qualified Offer is an offer determined by the Board of Directors of the Company to be a fully-financed offer for all outstanding shares of Common Stock at a per share offer price greater than the highest reported market price for the Common Stock in the immediately preceding 24 months that the Board of Directors of the Company, upon the advice of a nationally recognized investment banking firm, does not deem to be either unfair or inadequate. A Qualified Offer is conditioned upon a minimum of at least two-thirds of the outstanding shares of Common Stock not held by the offeror (and its affiliated and associated persons) being tendered and not withdrawn, with a commitment to acquire all shares of Common Stock not tendered for the same consideration. If the Qualified Offer includes non-cash consideration, such consideration must consist solely of freely-tradeable common stock of a publicly traded company, and the board and its representatives must be given access to conduct a due diligence review of the offeror to determine whether the consideration is fair and adequate. A Qualified Offer must also remain open for at least 120 business days following commencement.
Termination of Rights
     At the Expiration Time, if no Flip-In Date has occurred, the Board of Directors may terminate all of the Rights without any payment to the holders thereof. The Board of Directors may condition termination of the Rights upon the occurrence of a specified future time or event. Further, if the Rights Agreement is not approved by the stockholders of the Company at the next annual meeting of stockholders and no Flip-In Date has occurred, the Rights will terminate without any payment to the holders thereof. Rights that are terminated will become null and void.

Amendments
     Any provisions of the Rights Agreement may be amended at any time prior to the close of business on the Flip-In Date without the approval of holders of the Rights, and thereafter, the Rights Agreement may be amended without approval of the Rights holders in any way which does not materially adversely affect the interests of the Rights holders generally or to cure an ambiguity or to correct or supplement any provision which may be inconsistent with any other provision or otherwise defective. Any amendment must be approved by a majority of the Company’s Outside Directors (as defined in the Rights Agreement).
Rights Prior to Exercise
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Tax Consequences
     While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable.
Effect of the Rights
     The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company unless the offer is conditioned on a substantial number of Rights being acquired. However, the Rights should not interfere with any merger, statutory share exchange or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company upon resolution of the Board of Directors at any time on or prior to the close of business ten business days after announcement by the Company that a person has become an Acquiring Person. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, the Company. To the extent any potential acquirors are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.
Documents and Effect of This Summary
     A copy of the Rights Agreement is included as an Exhibit to this Report. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the rights Agreement, which is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
     No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

EXHIBIT NO.	DESCRIPTION

4.1	Form of Stockholder Protection Rights Agreement, between LHC Group, Inc. and Computershare Trust Company, N.A., as Rights Agent

99.1	Press Release, dated March 10, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
	By:	/s/ Peter J. Roman
Peter J. Roman
Dated: March 10, 2008		Senior Vice President and Chief Financial Officer